Exhibit 99.6

EXECUTION COPY

SUBSERVICING AGREEMENT

This SUBSERVICING AGREEMENT dated as of October 1, 2005 (this “Agreement”), is by and between EMC Mortgage Corporation (the “Servicer”), People’s Choice Funding, Inc. (“PCFI”) and People’s Choice Home Loan, Inc. (the “Subservicer”).

W I T N E S S E T H:

WHEREAS, Schedule I attached hereto and made a part hereof identifies one pool of conventional, first- and second-lien, adjustable- and fixed-rate, residential mortgage loans (collectively, the “Mortgage Loans”) conveyed by PCFI (in such capacity, the “Seller”) to People’s Choice Home Loan Securities Trust 2005-4 (the “Issuer”), pursuant to the terms of a sale and servicing agreement (the “Sale and Servicing Agreement”) dated as of October 1, 2005, by and among the Issuer, the Seller, Wells Fargo Bank, N.A., as master servicer and securities administrator (“Wells Fargo”), the Subservicer and HSBC Bank USA, as indenture trustee (the “Indenture Trustee”);

WHEREAS, the Servicer has agreed itself or through the Subservicer to service the Mortgage Loans under the terms of a servicing agreement (the “Servicing Agreement”) dated as of October 1, 2005, a copy of which is attached hereto as Exhibit A, among the Servicer, Wells Fargo, the Issuer and the Indenture Trustee;

WHEREAS, the Servicing Agreement provides that the Servicer may retain one or more subservicers to perform the servicing functions with respect to the Mortgage Loans;

WHEREAS, the Servicer desires to appoint PCFI as its subservicer, and PCFI desires, with the consent of the Servicer (which consent is hereby granted), to appoint the Subservicer as its subservicer; and

WHEREAS, the parties to this Agreement intend that, effective as of the Closing Date, the Mortgage Loans shall be serviced by the Subservicer on behalf of the Servicer pursuant to the provisions of the Servicing Agreement;

NOW THEREFORE, in consideration of the mutual promises herein made and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

Adjusted Debt: means Debt minus Securitization Debt.

Adjusted Tangible Net Worth: shall mean, with respect to the PCFC Companies as of any date of determination, the excess of the PCFC Companies’ total assets over the PCFC Companies’ total liabilities on such date in accordance with GAAP, plus the sum of (i) the portion of Subordinated Debt not due within one (1) year of such date and (ii) the face amount of the PCFC’s convertible preferred stock on such date (to the extent not already included in the determination of Adjusted Tangible Net Worth). For purposes of calculating Adjusted Tangible Net Worth, the following shall be excluded from the calculation of the PCFC Companies’ total assets: (i) the aggregate amount of advances or loans to shareholders, directors, officers, employees of the PCFC Companies, (ii) assets of the PCFC Companies pledged to secure any liabilities not included in the definition of “Indebtedness”, (iii) intangible assets and (iv) the aggregate value of any assets that would be deemed by the Department of Housing and Urban Development (or any successor thereto) to be non-acceptable in calculating adjusted net worth in accordance with the requirements set forth in the “Consolidated Audit Guide for Audits of HUD Programs” as in effect on such date.

Aggregate Available Borrowing Capacity: shall mean the sum of the Available Borrowing Capacity under the Financing Facilities.

Available Borrowing Capacity: shall mean the excess of the product of Cash Equivalents plus the mortgage loans and other assets eligible for financing under one or more of the Financing Facilities minus margin requirements on purchased assets under any Financing Facility (“Other Purchased Assets”). For avoidance of doubt, Available Borrowing Capacity plus Other Purchased Assets shall not exceed the value of a Financing Facility.

BSMCC Facility: shall mean the Master Repurchase Agreement, dated as of August 12, 2004, as amended by Amendment No. 1 thereto, dated as of December 28, 2004, among the Subservicer, PCFC and PCFI, as sellers, and Bear Stearns Mortgage Capital Corporation, as amended, restated or modified from time to time, and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) and financial institutions.

Cash Equivalents: shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”), F-1 or the equivalent thereof by Fitch, Inc. (“Fitch”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or Fitch or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

Debt: means, with respect to any Person at any date, (a) the total liabilities of such entity, determined in accordance with GAAP, and (b) all indebtedness or other obligations of such entity, for borrowed money or for the deferred purchase price of property or services not included in total liabilities; provided that for the purposes of this calculation, there shall be excluded from Debt, at any date, any liability on such entity’s balance sheet consisting of reserves for loan repurchases.

EMC Servicing Fee: With respect to each Mortgage Loan and any Payment Date, an amount equal to the product of (a) the EMC Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan in respect of such Payment Date.

EMC Servicing Fee Rate: With respect to each Mortgage Loan, 0.03% per annum.

Financing Facilities: shall mean all mortgage loan warehousing and repurchase facilities used to finance the origination or acquisition of mortgage loans, including the BSMCC Facility.

Monthly Period: shall mean each calendar month, provided that the initial Monthly Period hereunder shall mean the period from (and including) the Closing Date to (and including) the last day of the calendar month thereafter.

Net Income: shall mean, for any period, the net income of a PCFC Company for such period (excluding amortization of goodwill) as determined in accordance with GAAP.

PCFC: People’s Choice Financial Corporation or its permitted successors and assigns.

PCFC Companies: PCFC and its consolidated Subsidiaries.

PC Subservicing Fee: With respect to each Mortgage Loan and any Payment Date, an amount equal to the product of (a) the PC Subservicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan in respect of such Payment Date.

PC Subservicing Fee Rate: With respect to each Mortgage Loan, 0.47% per annum.

Securitization Debt: means the outstanding principal amount of any Debt recorded on a PCFC Company’s consolidated financial statements in connection with a PCFC Company’s securitization of assets and with respect to which there is no recourse to a PCFC Company or any Subsidiary (except other Non-Recourse Subsidiaries) of a PCFC Company except for breaches of typical seller’s representation and warranties made by a PCFC Company or any of its Subsidiaries in connection with the securitization of assets.

Subsidiary: shall mean any corporation, association or other business entity in which more than 50% of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Tangible Net Worth: means with respect to any Person at any date, the excess of the total assets of such Person over the liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements most recently delivered to Bear Stearns Mortgage Capital Corporation pursuant to the BSMCC Facility (“Net Worth”) plus any convertible preferred stock so long as such stock does not mature within one year of the date of such calculation, minus advances or loans to managers, members, shareholders, officers, or employees (“Advances/Loans”), intangible assets (“Intangible Assets”), those other assets which would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in the “Audit Guide for Audit of Approved Non-Supervised Mortgagees” (“HUD Adjustments”) and other assets deemed unacceptable by Bear Stearns Mortgage Capital Corporation in its sole discretion (“Buyer Adjustments”).

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Servicing Agreement or in the Indenture dated as of October 26, 2005, among the Issuer, the Indenture Trustee and Wells Fargo.

Section 2. Subservicing of Mortgage Loans.

(a) The Subservicer shall service the Mortgage Loans from and after the Closing Date in accordance with the provisions of the Servicing Agreement, and provide all reports required under the Servicing Agreement, in all cases, in the same manner and subject to the same terms as if the Subservicer were the “Servicer” under the Servicing Agreement. The duties and obligations of the Subservicer shall include all of the duties and obligations to be fulfilled and performed by the Servicer in the ordinary course of servicing the Mortgage Loans and otherwise, such as, by way of illustration and not limitation, collection of payments and other recoveries, maintenance of any and all required insurance and fidelity bonds, payment of taxes and insurance premiums, reporting and remitting, all at the time and in the manner prescribed in the Servicing Agreement; provided, however, that copies of any and all reports, statements and notifications that the Subservicer shall be required to provide or deliver in accordance with the servicing provisions of the Servicing Agreement shall simultaneously be delivered to the Servicer; and provided, further, that copies of confirmations of any and all payments or remittances that the Subservicer shall be required to pay or remit in accordance with the servicing provisions of the Servicing Agreement shall be provided to the Servicer. In addition, copies of any and all reports, statements and notifications regarding compliance with financial covenants under the BSMCC Facility that the Subservicer shall be required to provide or deliver in accordance with the BSMCC Facility shall simultaneously be delivered to the Servicer.

(b) On a monthly basis the Servicer may (i) verify that the Subservicer’s reporting and remitting are mathematically accurate and are being performed in accordance with the terms of the Servicing Agreement; (ii) verify that the custodial account reconciliations are being performed according to Uniform Single Attestation Program for Mortgage Bankers guidelines; (iii) monitor the Delinquency Rate and identify any substantial increases or decreases on a monthly basis and (iv) review the Subservicing Report Card (a sample of which is attached as Exhibit C hereto), regular reports generated by the Subservicer’s servicing computer system to assess the Subservicer’s performance on the Subservicer Requests and Escalation Notices sent to Master Servicer as referenced in Section 3.02 of the Sale and Servicing Agreement. The Servicer shall have the right to request and the Subservicer shall afford the Servicer reasonable access at the Servicer’s expense to any and all reports, information or on-site visits as the Servicer shall deem necessary to ensure that the Subservicer is servicing the Mortgage Loans in accordance with the terms of the Sale and Servicing Agreement; provided that any such access shall be afforded only upon two Business Days prior written notice (or without prior written notice in the event a Subservicer Event of Default shall have occurred and be continuing) and during normal business hours at the office designated by the Subservicer. In addition, the Subservicer shall cooperate in a commercially reasonable manner with any party exercising its audit rights with respect to the Servicer or the Subservicer provided under the Servicing Agreement or the Sale and Servicing Agreement.

(c) In addition to any reports required to be provided to the Master Servicer under the terms of the Servicing Agreement, the Subservicer shall provide the Servicer, on the date of delivery of such reports as provided above, with loan level information including, at a minimum, current delinquency information, outstanding Monthly Advances and Servicing Advances, balances and liquidation information (including type of liquidation – prepayment, REO sale, discounted payoff, etc. – losses, loss severity, etc., as applicable) and with the information prescribed in Exhibit B hereto. In addition, upon reasonable request of the Servicer, the Subservicer shall provide such additional reports and information that are necessary for the Servicer to perform its functions hereunder, and under the Servicing Agreement and Sale and Servicing Agreement.

Section 3. Representations and Warranties of the Subservicer and the Servicer.

(a) The Subservicer represents and warrants to the Servicer that, as of the Closing Date:

(i) the Subservicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming;

(ii) the Subservicer has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii) the execution and delivery by the Subservicer of this Agreement has been duly authorized by all necessary corporate action on the part of the Subservicer; and neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, government rule, regulation, judgment, decree or order binding on the Subservicer or its properties or the certificate of incorporation or by-laws of the Subservicer, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Subservicer’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv) the execution, delivery and performance by the Subservicer of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(v) this Agreement has been duly executed and delivered by the Subservicer, and, assuming due authorization, execution and delivery by the Servicer, constitutes a valid and binding obligation of the Subservicer enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi) there are no actions, litigation, suits or proceedings pending or threatened against the Subservicer before or by any court, administrative agency, arbitrator or government body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Subservicer if determined adversely to the Subservicer would reasonably be expected to materially and adversely affect the Subservicer’s ability to perform its obligations under this Agreement; and the Subservicer is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

(vii) the Subservicer’s chief executive office and principal place of business are located in the County of Orange in the State of California;

(viii) the Subservicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(ix) the Subservicer has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Subservicer is in good standing to service mortgage loans, and no event has occurred, including a change in insurance coverage, which would make the Subservicer unable to service the Mortgage Loans;

(x) the Subservicer has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Subservicer, and in any event the Subservicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement;

(xi) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Subservicer, who is in the business of servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Subservicer pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction; and

(xii) any reports, statements, notifications or certificates provided by the Subservicer to the Servicer pursuant to this Agreement will be accurate in all material respects.

(b) The Servicer represents and warrants to the Subservicer that, as of the Closing Date:

(i) the Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Servicer has all licenses necessary to carry out its business as now being conducted, or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification;

(ii) the Servicer has the full power and authority and legal right to enter into and consummate, all transactions contemplated by this Agreement and to conduct its business as presently conducted. The Servicer has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement, and any agreements contemplated hereby, and this Agreement, assuming due authorization, execution and delivery by the Subservicer, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms and all requisite corporate action has been taken by the Servicer to make this Agreement and all agreements contemplated hereby valid and binding upon the Servicer in accordance with their terms;

(iii) neither the execution and delivery of this Agreement by the Servicer, nor the consummation of the transactions contemplated hereby, or the performance of or compliance with the terms and conditions of this Agreement will conflict with any of the terms, conditions or provisions of the Servicer’s certificate of incorporation or by-laws, or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or its assets, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its properties are subject;

(iv) the Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Servicer or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Servicer or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v) the Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement; and

(vi) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the date hereof.

Section 4. Events of Default.

(a) “Subservicer Events of Default” where ever used herein, means any one of the following events:

(i) any failure by the Subservicer to make any payment or remittance required under the Servicing Agreement by the date such payment or remittance was required to be made, which failure shall continue unremedied for two Business Days;

(ii) the filing of any certified class action lawsuit naming the Subservicer, or an affiliated entity, as defendant, alleging a violation of any (i) state or federal anti-predatory lending law or other consumer protection law, (ii) state or federal unfair or deceptive trade practices act, (iii) state law relating to servicing, including but not limited to, collections, fee charges, or foreclosure practices or (iv) law relating to fraud in the origination of mortgage loans, which action is reasonably likely to result in a judgment for at least $500,000;

(iii) any material state or federal regulatory agency investigation naming the Subservicer, or an affiliated entity, as defendant, relating to mortgage loan origination or servicing, is commenced on or after the Closing Date, which investigation is reasonably likely to result in a material impairment of PCFC’s or the Subservicer’s business operations;

(iv) any failure on the part of the Subservicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Subservicer set forth in this Agreement or the Servicing Agreement (other than a failure to make any payment or remittance required hereunder or thereunder) by the Subservicer which failure continues unremedied for a period of fifteen (15) days or, in the case of a failure to observe or perform under Section 8 of this Agreement, five (5) days, after the date on which written notice of such failure, requiring the same to be remedied, is given to the Subservicer by the Servicer, the Master Servicer or the Indenture Trustee;

(v) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, entered against the Subservicer and such decree or order remained in force undischarged or unstayed for a period of sixty days;

(vi) any consent by the Subservicer to the appointment of a conservator, receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Subservicer or of or relating to all or substantially all of its property;

(vii) any admission by the Subservicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, making of an assignment for the benefit of its creditors, or voluntarily suspending payment of its obligations;

(viii) the Subservicer ceases to be (a) licensed to service first and/or second lien residential mortgage loans (as applicable) in any jurisdiction in which a Mortgaged Property is located and such licensing is required, and (b) qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Subservicer’s ability to perform its obligations hereunder;

(ix) the three-month rolling average of the Delinquency Rate for the three prior Due Periods equals or exceeds 42.00% of the related Senior Enhancement Percentage or if the cumulative realized losses exceeds the applicable percentage of the Cut-off Date Principal Balance on the respective Payment Date as specified below:

Payment Date	Percentage

25 – 36	1.85% for the first month, plus an additional 1/12th of 2.35% for each month thereafter

37 – 48	4.20% for the first month, plus an additional 1/12th of 2.00% for each month thereafter

49 – 60	6.20% for the first month, plus an additional 1/12th of 2.10% for each month thereafter

61 – 72	8.30% for the first month, plus an additional 1/12th of 0.80% for each month thereafter

73 +	9.10%

(x) the Adjusted Tangible Net Worth of PCFC and its Subsidiaries, on a consolidated basis, at any time is less than two hundred million ($200,000,000) dollars;

(xi) PCFC permits, for any calendar fiscal quarter, the Net Income of the PCFC Companies, excluding unrealized hedging losses (but only to the extent they do not exceed 15% of the PCFC Companies’ Tangible Net Worth at the end of such quarter), to be less than $1.00;

(xii) PCFC and its Subsidiaries, on a consolidated basis, do not maintain at least $15,000,000 of Cash Equivalents and Aggregate Available Borrowing Capacity;

(xiii) PCFC permits the ratio of Adjusted Debt to Tangible Net Worth of PCFC and its Subsidiaries, on a consolidated basis, as of the last day of any Monthly Period to be greater than 16:1; and

(xiv) PCFC and its Subsidiaries, on a consolidated basis, do not maintain their right to borrow, on a committed basis, at least $500,000,000 under the Financing Facilities.

(b) In the event that the Subservicer fails to make any payment or remittance required under the Servicing Agreement by the date such payment or remittance was required to be made, such payment or remittance is unremedied for two business days and the Servicer or Master Servicer makes such payment or remittance, the Subservicer shall promptly pay to the Servicer or the Master Servicer, as applicable, the amount of such payment or remittance plus interest thereon at a per annum rate equal to the prime rate (as published in The Wall Street Journal) on the date of such default plus 3.0%, accruing from the date on which such payment or remittance was due to but not including the date of payment of such amount by the Subservicer.

Section 5. Subservicing Compensation; Reimbursement.

As compensation for servicing the Mortgage Loans subject to this Agreement, the Subservicer, subject to the provisions of the Servicing Agreement, shall be entitled to retain from collections on the related Mortgage Loans or withdraw from the Custodial Account pursuant to the Servicing Agreement an amount equal to the PC Subservicing Fee for each Mortgage Loan, provided that the aggregate PC Subservicing Fees with respect to any Payment Date shall be reduced (up to a maximum equal to the aggregate Servicing Fees for such Payment Date) by the amount of any Compensating Interest paid by the Subservicer with respect to such Payment Date. The Subservicer shall be entitled to reimbursement (including with respect to Monthly Advances and Servicing Advances) to the same extent as the Servicer is entitled under the Servicing Agreement. The Subservicer shall remit to PCFI 24/47 of the total PC Subservicing Fee collected by the Subservicer, within 15 Business Days after the Subservicer receives (for its own account) any payment in respect of the PC Subservicing Fee, without prior deduction of any subservicing expenses. The Servicer shall be entitled to receive the EMC Servicing Fee pursuant to the terms of the Servicing Agreement and the Sale and Servicing Agreement.

Additional subservicing compensation in the form of (i) all income and gain net of any losses realized from Permitted Investments and (ii) assumption fees, late payment charges, all ancillary income and other receipts not required to be deposited to the Custodial Account pursuant to Section 4.04 of the Servicing Agreement (or otherwise remitted to any other account or party pursuant to the provisions of the Servicing Agreement) shall be retained by the Subservicer as additional servicing compensation.

The Subservicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder to the extent such expenses do not constitute Monthly Advances, Servicing Advances or Nonrecoverable Advances and shall not be entitled to reimbursement therefor except as specifically provided for herein and in the Servicing Agreement.

Section 6. Custodial Account.

The Subservicer shall establish and maintain a Custodial Account in accordance with the provisions of Section 4.04 of the Servicing Agreement.

Section 7. Escrow Account.

The Subservicer shall establish and maintain one or more Escrow Accounts in accordance with the provisions of Section 4.06 of the Servicing Agreement.

Section 8. Annual Statement as to Compliance.

No later than March 15th of each year, commencing in 2006, the Subservicer shall provide to the Servicer an annual statement of compliance substantially in the form required under Section 6.04 of the Servicing Agreement and shall also provide to the Servicer an annual independent public accountants’ servicing statement substantially in the form required under Section 6.05 of the Servicing Agreement. In addition, no later than March 15th of each year, commencing in 2006, the Subservicer shall provide to the Servicer an officer’s certificate substantially in the form of Exhibit D to the Servicing Agreement. The Subservicer shall indemnify and hold harmless the Servicer for any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other cost and expenses arising out of or based upon a breach of the Subservicer’s obligations under this Section 8 and if indemnification is not available, the Subservicer agrees that it shall contribute to the amount paid or payable by the Servicer as a result of the losses, claims, damages or liabilities of the Servicer in such proportion as is appropriate to reflect the relative fault of the Servicer on the one hand and the Subservicer on the other in connection with a breach of the Subservicer’s obligations under this Section 8 or the Subservicer’s negligence, bad faith or willful misconduct in connection therewith. The Subservicer shall promptly disclose to the Servicer all material deficiencies in connection with the Subservicer’s performance of all its obligations under this Agreement, which obligation shall survive the transfer of servicing to the Servicer.

Section 9. Indemnification.

The Subservicer agrees to indemnify and hold harmless the Servicer and each officer, director, agent, employee or affiliate of the Servicer from any liability, claim, loss or damage (including, without limitation, any reasonable legal fees, judgments or expenses relating to such liability, claim, loss or damage) to the Servicer or any such other Person directly or indirectly resulting from (a) the Subservicer’s failure to observe and perform any or all of the Subservicer’s duties, obligations, covenants and agreements contained in this Agreement; (b) a breach or alleged breach of any representation or warranty of the Subservicer set forth in this Agreement, provided that any such alleged breach results in a material liability, claim, loss or damage (including, without limitation, any reasonable legal fees, judgments or expenses relating to such liability, claim, loss or damage) to the Servicer; (c) the Subservicer’s failure to service the Mortgage Loans in strict compliance with the terms of the Servicing Agreement; or (d) the Subservicer’s failure to promptly transfer the Mortgage Loans and related Mortgage Files to the Servicer or a successor subservicer in accordance with the Servicer’s or successor subservicer’s reasonable servicing transfer procedures upon termination of the Subservicer hereunder. The Subservicer immediately shall notify the Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans.

The Servicer and the Subservicer hereby agree that the provisions of this Section 9 shall survive the termination of this Agreement.

Section 10. Assignment.

The Subservicer shall not assign its right to servicing compensation hereunder, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof without the prior written consent of the Servicer; provided, that the Subservicer may enter into an Advance Facility without consent pursuant to Section 4.17 of the Servicing Agreement, provided that the terms of such facility do not (i) increase the duties, functions or responsibilities of the Servicer hereunder, under the Servicing Agreement, the Sale and Servicing Agreement or any documents related hereto or thereto or (ii) derogate from any rights of the Servicer hereunder, under the Servicing Agreement, the Sale and Servicing Agreement or any documents related hereto or thereto. The Subservicer shall not appoint a successor subservicer without the prior written consent of the Servicer. In each case, such consent cannot be unreasonably withheld. No appointment of a successor subservicer hereunder shall be effective until such successor shall have assumed the Subservicer’s responsibilities, duties, liabilities and obligations hereunder.

Section 11. Limitation on Resignation of Subservicer.

The Subservicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Subservicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Servicer. No such resignation shall become effective until the Servicer or a successor subservicer shall have assumed the Subservicer’s responsibilities, duties, liabilities and obligations hereunder.

Section 12. Termination.

The Servicer shall have the right, but not the obligation, to terminate all the rights and obligations of the Subservicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof if a Subservicer Event of Default shall have occurred. In addition, this Agreement shall terminate upon (a) the mutual agreement of the Servicer and Subservicer (which agreement shall be in writing), (b) the resignation of the Subservicer pursuant to Section 11 hereof, (c) upon the termination of the Trust pursuant to the provisions of the Sale and Servicing Agreement, in which case the Servicer’s role as servicer of the Mortgage Loans shall terminate and the Subservicer shall be the servicer of the Mortgage Loans or (d) the occurrence of an Event of Default (as defined in the Sale and Servicing Agreement); provided, however, that upon termination of EMC Mortgage Corporation as Servicer under the Servicing Agreement, the obligations of EMC Mortgage Corporation under this Subservicing Agreement shall terminate, and shall be the sole responsibility of any successor Servicer.

In the event that the Subservicer is terminated hereunder due to the occurrence of a Subservicer Event of Default, the Subservicer shall transfer servicing with respect to the Mortgage Loans to the Servicer or any successor subservicer in accordance with the Servicer’s or such successor subservicer’s servicing transfer procedures. The terminated Subservicer shall be entitled to payment for unpaid Subservicing Fees and reimbursement for unreimbursed Monthly Advances and Servicing Advances by the Servicer or successor subservicer in accordance with the provisions of Section 4.05 of the Servicing Agreement; provided, however, that the terminated Subservicer shall provide the Servicer with documentation acceptable to the Servicer evidencing the Subservicer’s right to reimbursement for any such outstanding amounts. The terminated Subservicer shall be responsible for all costs, fees and expenses incurred by the Servicer, the terminated Subservicer and any successor subservicer in connection with any such servicing transfer. The appointment of any successor to the Subservicer as subservicer shall not be effective unless and until the Securities Administrator and the Indenture Trustee shall have received a letter from each Rating Agency confirming that the appointment of such successor will not result in the withdrawal, reduction or qualification of any rating then assigned by such Rating Agency to any Class of the Notes.

Section 13. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telecopier, telex or telegraph and confirmed by a similar mailed writing, as follows:

(a)	If to the Servicer:

EMC Mortgage Corporation

Two MacArthur Ridge

909 Hidden Ridge Drive

Suite 200

Irving, Texas 75038

Attention: Jenna Cottle-Kemp

(b)	If to PCFI:

People’s Choice Funding, Inc.

7515 Irvine Center Drive

Irvine, California 92618

Attention: Irwin Gubman, Esq.

(c)	If to the Subservicer:

People’s Choice Home Loan, Inc.

7515 Irvine Center Drive

Irvine, California 92618

Attention: Irwin Gubman, Esq.

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

Section 14. Severability of Provisions.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 15. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 16. Miscellaneous.

This Agreement shall be executed by each party (i) in one or more fully executed copies, each of which shall constitute a fully executed original Agreement, and/or (ii) in counterparts having one or more original signatures, and all such counterparts containing the original signatures of all of the parties hereto taken together shall constitute a fully executed original Agreement and/or (iii) by delivery of one or more original signed signature pages to the other parties hereto (x) by mail or courier, and/or (y) by electronic transmission, including without limitation by telecopier, facsimile or email of a scanned image (“Electronic Transmission”), each of which as received shall constitute for all purposes an executed original signature page of such party. The Servicer may deliver a copy of this Agreement, fully executed as provided herein, to each other party hereto by mail and/or courier and/or Electronic Transmission, and such copy as so delivered shall constitute a fully executed original Agreement superseding any prior form of the Agreement that differs therefrom in any respect.

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

This Agreement may not be assigned, pledged or hypothecated by any party without the written consent of each other party to this Agreement.

This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 17. Relationship with Master Servicer.

The Subservicer acknowledges that Wells Fargo has been appointed as the master servicer of the Mortgage Loans pursuant to the Sale and Servicing Agreement and therefor has the right to enforce all obligations of the Servicer and the Subservicer, as they relate to the Mortgage Loans, under the Sale and Servicing Agreement. The Subservicer further acknowledges that pursuant to its role as subservicer under this Agreement, Wells Fargo shall have the right to make inquiries into the servicing of the Mortgage Loans by the Subservicer and to conduct inspections of the Subservicer, its servicing facilities and personnel, and the Subservicer agrees to cooperate and communicate directly with, and to provide such information as may be reasonably requested by, Wells Fargo, necessary to resolve any questions, issues or concerns regarding the servicing and administration of the Mortgage Loans by the Subservicer.

Section 18. Rights of the Master Servicer.

Wells Fargo, in its capacity as master servicer under the Sale and Servicing Agreement, is an intended third party beneficiary of Section 17 of this Agreement and shall have the right to enforce the obligations of the parties under such Section, including the right to enforce the obligations of the Subservicer hereunder to the extent of the obligations of the Servicer under the Sale and Servicing Agreement.

Section 19. Servicer to Cooperate.

If the conditions set forth in Section 3.19 of the Sale and Servicing Agreement are satisfied, the Servicer shall cooperate and undertake all functions necessary to effectuate a servicing transfer to the Subservicer.

Section 20. Guaranty.

Effective upon fulfillment of the covenants set forth in the second paragraph of this Section 20, PCFC hereby unconditionally and irrevocably guarantees the full and punctual performance of any obligation of, and the full and punctual payment of any amount payable by, the Subservicer under this Agreement, the Servicing Agreement or the Sale and Servicing Agreement. Upon failure by the Subservicer to perform fully any such obligation or pay fully any such amount, PCFC shall forthwith immediately upon demand perform or cause to be performed any such obligation not performed or pay or cause to be paid any such amount not so paid, in each case at the place, in the manner and at the time specified in the applicable agreement. PCFC shall cause the Subservicer to be at all times in compliance with the representations and warranties made by the Subservicer in Section 3(a) of this Agreement.

If the guaranty provided by PCFC pursuant to this Section 20 is prohibited under the terms of any lending facility to which a PCFC Company is a party, a waiver or approval from the lender under any such lending facility shall be obtained (and a copy provided to the Servicer) within 30 calendar days after the Closing Date. Any failure to obtain any required waivers or approvals shall constitute a Subservicer Event of Default under Section 4(a)(iv) of this agreement. The Subservicer shall notify the Servicer when all required waivers or approvals have been obtained.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

EMC MORTGAGE CORPORATION

By:
Name:
Title:

PEOPLE’S CHOICE FUNDING, INC.

By:
Name:
Title:

PEOPLE’S CHOICE HOME LOAN, INC.

By:
Name:
Title:

Agreed and accepted as to Section 20:

PEOPLE’S CHOICE FINANCIAL CORPORATION

By:
Name:
Title:

Signature Page to Subservicing Agreement

SCHEDULE I

MORTGAGE LOAN SCHEDULE

I-1

EXHIBIT A

SERVICING AGREEMENT

A-1

EXHIBIT B

ADDITIONAL SUBSERVICING REPORTS

Additional Reports to be sent with copy of Master Servicer Reports

•	Reconciled Test of Pool to Security (Collateral Test)

•	Reconciled Test of Minimum Cash Required

Reports due to Servicer by the 25th day of the month, or next business day, immediately following the month of distribution:

•	Custodial Account and Escrow Account bank statements

•	Custodial Account and Escrow Account bank reconciliations

B-1

EXHIBIT C

SAMPLE SUBSERVICING REPORT CARD

Master Servicer Approval Performance Matrix	SAMPLE	Subservicer Report Card

Loan No.	Borrower Last	Proposed Action	Date Submitted	Submission Approved, Denied, Modified (A/D/M)	Master Servicer Response Date	Re-submission approved (if applicable)	Comments
7777777	Tester	short sale	10/13/2005	A	10/15/2005		Due to close 10-28-05
7777777	Tester	forbearance plan 12 months	10/13/2005	D	10/15/2005	10/18/2005	Borrower income did not support plan, extended to 24 months

C-1